UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2006

Mattson Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24838	77-0208119
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of principal executive offices including zip code)

(510) 657-5900
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

      In a Current Report on Form 8-K filed on April 10, 2005, Mattson Technology, Inc. (the "Company") reported that the Company was reexamining the methodology used to record the recognition of certain royalty revenue in prior annual periods and that the Company believed a restatement of financial statements for the Company's 2002, 2003 and 2004 fiscal years is likely. On April 17, 2006, the Audit Committee of the Company's Board of Directors concluded that the previously issued financial statements contained in the Company's Annual Reports on Form 10-K for the years ended December 31, 2002, December 31, 2003, and December 31, 2004 should not be relied upon because of errors in those financial statements pertaining to the methodology used to record the recognition of certain royalty revenue in those periods. The decision was made by the Audit Committee of the Board of Directors, upon the recommendation of management and after advising PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm.

      To correct such errors, the Company will restate its financial statements previously reported for the Company's 2002, 2003 and 2004 fiscal years. Restated financial data will be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 20, 2006

Mattson Technology, Inc.

By: /s/ Ludger Viefhues

Ludger Viefhues
Executive Vice President and Chief Financial Officer